Exhibit 10.1

FIFTH AMENDMENT TO THE
DONNELLEY FINANCIAL SOLUTIONS, INC.
AMENDED AND RESTATED 2016 PERFORMANCE INCENTIVE PLAN

THIS AMENDMENT TO THE DONNELLEY FINANCIAL SOLUTIONS, INC. AMENDED AND RESTATED 2016 PERFORMANCE INCENTIVE PLAN (this “Amendment”), is made and adopted as of February 26, 2026, by the Board of Directors (the “Board”) of Donnelley Financial Solutions, Inc. (the “Company”). Capitalized terms used but not otherwise defined herein shall have the respective meanings ascribed to them in the Donnelley Financial Solutions, Inc. Amended and Restated 2016 Performance Incentive Plan (the “Plan”).

1.
Section 2(b) of Article II of the Plan is hereby amended and replaced in its entirety as follows:

“(b) Performance awards will be determined based on the attainment of written performance goals approved by the Committee for a performance period established by the Committee. The Committee will prescribe a formula to determine the amount of the performance award that may be payable based upon the level of attainment of the performance goals during the performance period.”

2.
This Amendment will become effective and incorporated into the Plan on the date set forth above.

3.
Except as expressly set forth herein, the Plan shall remain in full force and effect.